UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)          Effective March 1, 2012, Hank Halter ceased to be Senior Vice President and Chief Financial Officer of Delta Air Lines, Inc. (“Delta” or the “Company”) and will terminate his employment with the Company effective as of April 1, 2012.  In connection with his termination, Mr. Halter will receive the benefits provided under the Delta Air Lines, Inc. Officer and Director Severance Plan and existing award agreements under Delta’s 2007 Performance Compensation Plan. Under a separation agreement between Mr. Halter and the Company, Mr. Halter will agree to certain non-competition, non-solicitation and confidentiality covenants for the benefit of Delta and a general release of claims he may have against Delta. In addition, Mr. Halter will receive an aggregate amount of $400,000 for transition consulting services.

(c)          On February 29, 2012, Delta’s Board of Directors promoted Paul A. Jacobson to the position of Senior Vice President and Chief Financial Officer effective March 1, 2012.  Prior to becoming Senior Vice President and Chief Financial Officer, Mr. Jacobson served as Delta’s Senior Vice President and Treasurer, a position he has held since December 2007. Mr. Jacobson previously served as Delta’s Vice President and Treasurer from August 2005 to December 2007. Mr. Jacobson joined Delta in 1997 and served in various finance positions prior to 2005.

In connection with this appointment, the Board increased Mr. Jacobson’s annual base salary to $390,000.  Mr. Jacobson will continue to participate in Delta’s annual and long-term incentive plans for management employees, perquisite programs available to senior executives and broad-based employee retirement and welfare plans and other benefits. A copy of Delta’s press release announcing Mr. Jacobson’s appointment is attached to this report as Exhibit 99.1.

Michael O. Randolfi, who has been promoted to Senior Vice President – Finance and Controller, will serve as Delta’s principal accounting officer effective as of March 1, 2012.

(e)          A separation agreement entered into between Mr. Halter and Delta is described in (b) above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Release dated March 1, 2012 titled “Delta Names Paul A. Jacobson Chief Financial Officer”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Richard B. Hirst
Date: March 2, 2012	Richard B. Hirst, Senior Vice President and General Counsel

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EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release dated March 1, 2012, titled “Delta Names Paul A. Jacobson Chief Financial Officer”

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